As filed with the Securities and Exchange Commission on April 30, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ALTRUST FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTRUST FINANCIAL SERVICES, INC.

April 30, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Altrust Financial Services, Inc., to be held on Thursday, May 17, 2007, at 6:00 p.m. local time at the Cullman Civic Center, 510 Fifth Street, S.W., Cullman, Alabama (the “Meeting”).

Enclosed are the Notice of Meeting, Proxy Statement, Proxy and 2006 Annual Report. At the Meeting you will be asked to vote upon the proposals outlined in the Notice of Meeting and described in detail in the Proxy Statement. We hope you will attend the Meeting and vote your shares in person. In any case, we would appreciate you completing the enclosed Proxy and returning it to us as soon as possible. This action will ensure that your preferences will be expressed on the matters that are being considered. If you attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

If you have any questions about the Proxy Statement, please call or write us.

Your continued support of the Company is very important. I look forward to welcoming you at the Meeting.

Sincerely,

/s/ J. Robin Cummings
J. Robin Cummings
President and Chief Executive Officer

Altrust Financial Services, Inc.

811 2nd Avenue S.W.

Cullman, Alabama 35055-4222

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Altrust Financial Services, Inc., an Alabama corporation (the “Company”), will be held on Thursday, May 17, 2007, at 6:00 p.m., local time, at the Cullman Civic Center, 510 Fifth Street S.W., Cullman, Alabama, for the following purposes:

1)	Elect Directors. To elect seven individuals as directors of the Company to serve until the Company’s 2008 Annual Meeting of Shareholders.

2)	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 5, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, sign, date and return the enclosed Proxy in the accompanying envelope.

By Order of the Board of Directors,

/s/ J. Robin Cummings
J. Robin Cummings
President and Chief Executive Officer

Cullman, Alabama

April 30, 2007

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO ALTRUST FINANCIAL SERVICES, INC. IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON BY WRITTEN BALLOT IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2007

INTRODUCTION

General Information

This Proxy Statement is being furnished to the Shareholders of Altrust Financial Services, Inc., an Alabama corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the Company’s common stock (“Common Stock”) for use at the 2007 Annual Meeting of Shareholders to be held at 6:00 p.m., local time, on Thursday, May 17, 2007, at the Cullman Civic Center, 510 Fifth Street S.W., Cullman, Alabama, and at any and all adjournments or postponements thereof (the “Annual Meeting”). Unless the context otherwise requires, the term “Company” shall include our banking subsidiary, Peoples Bank of North Alabama (the “Bank”).

The Annual Meeting is being held to consider and vote upon: (1) the election of seven directors to the Board of Directors; and (2) such other matters as may properly come before the Annual Meeting. Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.

The Proxy Statement and Proxy are first being mailed on or about May 3, 2007 to Company shareholders of record as of the close of business on April 5, 2007 (the “Record Date”).

Voting and Quorum Requirements

Under Alabama law and pursuant to the bylaws of the Company, the presence, in person or represented by Proxy, of the holders of more than fifty percent (50%) of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for purposes of shareholder action. Shares which are present or represented by Proxy at the Annual Meeting will be counted in determining whether a quorum exists, regardless of whether the holder of the shares or the Proxy abstains from voting on any particular matter or whether a broker with discretionary voting authority fails to exercise its discretionary voting authority.

Under Alabama law, the vote required for the election of directors is the affirmative vote of at least a majority of the shares of Common Stock present or represented by Proxy at the Meeting and entitled to vote, provided a quorum is present. Therefore, with respect to the election of directors, abstentions and broker non-votes will have the effect of votes against the approval of such matter.

Solicitation and Revocability of Proxies

Shares of Common Stock represented by a properly executed Proxy, if such Proxy is received in time and is not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. If a valid Proxy is returned and no instructions are indicated, such shares of Common Stock will be voted “FOR” the election of all nominees for director named in the Proxy, and in accordance with the discretion of the named proxy holder on other matters properly brought before the Annual Meeting.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (i) executing and delivering a later dated Proxy; (ii) delivering written notice of the revocation of the Proxy to the Company prior to the Annual Meeting; or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of a Proxy unless you also vote in person at the

Annual Meeting. Any written notice revoking a Proxy should be sent to: Altrust Financial Services, Inc., 811 2nd Avenue S.W., Cullman, Alabama 35055-4222, Attention: Terry Walker, Secretary of the Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Action will be taken at the Annual Meeting for the election of seven directors, each of whom will serve for a one-year term and until their successors shall have been duly elected and qualified. All nominees for director are presently directors of the Company.

Proxies cannot be voted for a greater number of persons than the number of nominees specified herein. Cumulative voting for directors is not permitted. All shares represented by a valid Proxy that is not revoked before exercised will be voted in the manner specified therein. If a valid Proxy is submitted but no vote is specified, the Proxy will be voted “FOR” the election of each of the seven nominees listed below. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as the Proxy Holder will vote for the remaining nominees and for such replacements, if any, as may be nominated by our Board of Directors.

Nominees for the Board of Directors

The nominees have been nominated by the Board of Directors. All of the nominees are presently directors of the Company. All of the nominees also serve as members of the Board of Directors of the Bank. The members of the Boards of Directors of the Bank and the Company are the same except for Roy C. Shaw and Thomas E. Drake, who were directors of the Bank only, and who both retired from the Board of Directors of the Bank at the end of their terms in 2006 due to age restrictions contained in the Bank’s bylaws. The Board has determined that a majority of its members, consisting of Messrs. Drake, Estes, Alan Walker, Terry Walker, Timothy Walker and Witcher are independent, as provided in the rules promulgated by the Securities & Exchange Commission (“SEC”).

The following table sets forth the name and age of each nominee for director, the year in which they were first elected as a director, a description of their positions and offices with the Company and a brief description of their principal occupation and business experience and directorships in other companies.

Name, Age and Year First Elected as a Director	Information About Nominee for Director
J. Robin Cummings (60) Elected to Bank Board: 1984 Elected to Company Board: 1985	Mr. Cummings currently serves as the President, Chief Executive Officer (“CEO”) and a director of the Company. He also serves as President, CEO and a director of the Bank. Mr. Cummings has served as President and CEO of the Bank for almost 20 years. Mr. Cummings has served as a director of the Bank since 1984 and has served as a director of the Company since its inception in 1985.

G. Whit Drake (42) Elected to Bank Board: 2002 Elected to Company Board: 2002	Mr. Drake serves as a director of both the Company and the Bank. He is an attorney with Drake & Shaw in Birmingham, Alabama. Prior to joining Drake & Shaw, Mr. Drake was an attorney with Lanny S. Vines & Associates in Birmingham, Alabama. Mr. Drake is the son of Mr. Thomas Drake, a member of the Board of Directors of the Bank.

N. Jasper Estes (71) Elected to Bank Board: 2002 Elected to Company Board: 2002	Mr. Estes serves as a director and as Secretary of the boards of both the Company and the Bank. Mr. Estes has been retired since 1996. Prior to his retirement, he served as the general manager for Meadow Gold Dairies in Huntsville, Alabama, a position which required Mr. Estes to oversee operations and sales in excess of $75 million a year.

Cecil Alan Walker (50) Elected to Bank Board: 1978 Elected to Company Board: 1985	Mr. Walker serves as a director of both the Company and the Bank. He is a partner of Walker Brothers, Ltd., a limited partnership located in Baileyton, Alabama. Mr. Walker gained management and supervision experience from his positions as President of Walker Brothers, Ltd., which he has held since 1998, and as operating manager for Shoreline Properties, which he has held since March 1998. Mr. Alan Walker is the brother of Mr. Terry Walker and Mr. Tim Walker, both of whom are directors of the Company and the Bank,.

Terry Neal Walker (42) Elected to Bank Board: 1998 Elected to Company Board: 1998	Mr. Terry Walker serves as a director of both the Company and the Bank. He has been a partner of Walker Brothers, Ltd. since 1998. Mr. Terry Walker is the brother of Mr. Alan Walker and Mr. Tim Walker, both of whom are directors of the Company and the Bank.

Timothy Dudley Walker (46) Elected to Bank Board: 1998 Elected to Company Board: 1998	Mr. Tim Walker serves as a director of both the Company and the Bank. He has been a partner of Walker Brothers, Ltd. since 1998. Mr. Tim Walker is the brother of Mr. Terry Walker and Mr. Alan Walker, both of whom are directors of the Company and the Bank.

Brian C. Witcher (43) Elected to Bank Board: 2002 Elected to Company Board: 2002	Mr. Witcher serves as a director of both the Company and the Bank. He owns and operates South Park Auto Sales, Inc., a used automobile dealership located in Cullman, Alabama.

ADDITIONAL INFORMATION CONCERNING THE COMPANY’S

BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board of Directors

Our Board of Directors held four meetings during 2006. The Board of Directors of the Bank held thirteen meetings during 2006. All directors attended at least 75% of the total number of Company and Bank Board meetings, and the committees of such Boards as to which they are members. The directors are strongly encouraged to attend the Annual Meeting and various assigned committee meetings. All of our directors attended the 2006 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board of Directors has the following standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee, the Nominating Committee and the Trust Committee.

Audit Committee. Our Audit Committee is composed of six voting members, each of whom is an independent director under the independence criteria set forth in SEC Rules. Our Audit Committee consists of Company directors Alan Walker, Terry Walker, Tim Walker, Brian Witcher, G. Whit Drake and Jasper Estes (Chairman). Our Audit Committee also serves as the Audit Committee for the Bank. The Audit Committee also has three non-voting members, who are not directors, Lionel Powell, Sheila Sizemore, and Barbara Maze. The non-voting members are employees of the Bank. The Board of Directors has determined that none of the voting members of the Audit Committee satisfy all of the criteria that are necessary for such individual to qualify as an audit committee financial expert under SEC Rules. However, the Board of Directors believes that each voting member of the Audit Committee is financially literate and, through their various business experiences, is well qualified to perform the functions that are required as a member of the Audit Committee. Therefore, the Board of Directors does not believe it is necessary at this time to seek a new member who would qualify as an audit committee financial expert.

Our Audit Committee has not adopted a written Audit Committee Charter, however, the responsibilities of the Audit Committee include reviewing the Company’s and the Bank’s financial statements and internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee memorializes its findings and actions through committee minutes incorporated separately into regular Board minutes. The Audit Committee met five times in 2006. All Audit Committee members attended at least 75% of the meetings except for Tim Walker and Terry Walker.

Compensation Committee. The Compensation Committee consists of Messrs. Estes, A. Walker and Witcher, each of whom is independent. The Compensation Committee functions primarily to determine the compensation of the Company’s and the Bank’s executive officers and employees, and administers various aspects of our benefit and incentive plans. The Compensation Committee met once during 2006. See “Compensation Committee Report.” The Compensation Committee does not currently have a written charter, as it keeps the full Board of Directors informed as to its activities.

Compliance Committee. The Compliance Committee consists of one Board member, G. Whit Drake, and various employee members. The Compliance Committee functions primarily to establish and review policies and procedures to ensure Bank and Company compliance with relevant banking law and regulatory regulations and guidelines and to review any associated reporting responsibilities. The Compliance Committee met four times during 2006.

Nominating Committee. Due to our small size, the entire Board serves as the Nominating Committee. In its capacity as the Nominating Committee, the Board recommends a slate of directors for election each year to the shareholders at the annual shareholders’ meeting. All directors review and approve this slate of directors prior to inclusion in yearly proxy materials delivered to shareholders. The Board believes it functions effectively as the Company’s Nominating Committee and that it is not necessary to establish a separate Nominating Committee or to adopt a Nominating Committee Charter at this time. The Company has not received a director nominee recommendation from any beneficial owner.

Trust Committee. The Trust Committee includes Board member, Brian Witcher, and two other employee executive officers. This committee’s primary function is to provide oversight of our Employee Stock Ownership Plan (ESOP). This committee met twelve times in 2005.

Committees of the Board of Directors of the Bank

The Board of Directors of the Bank has the following standing committees: the Asset and Liability Management (“ALM”) Committee, the EDP Steering Committee, and the Executive Loan Committee.

ALM Committee. The ALM Committee consists of Board members Messrs. Estes and Cummings, and various employee members. The ALM Committee functions to establish and monitor compliance with relevant asset and liability management policies and procedures, and evaluate the Bank’s identification and monitoring of various risk factors to insure the bank’s operation in a safe and sound manner, yet maximizing profitability and shareholder value. The ALM Committee met three times in 2006.

EDP Steering Committee. The EDP Steering Committee consists of Board members Alan Walker, Terry Walker, Brian Witcher and Jasper Estes, along with various employee members. The EDP Steering Committee evaluates the functionality of existing technology within the Bank, and assesses the need for upgrades to maintain the Bank’s ability to remain competitive by investigating and evaluating any proposed technological advances. The EDP Steering Committee met four times in 2006.

Executive Loan Committee. The Executive Loan Committee consists of all our Board members, with the exception of Mr. Cummings, and various employee members. The Executive Loan Committee functions to ensure Bank compliance with established loan policies and procedures, evaluate and recommend any changes to these policies and procedures, and review any large dollar or insider loans for recommendation to the Board for approval/disapproval. The Executive Loan Committee met four times in 2006.

Consideration of Director Candidates

The Board of Directors annually reviews and makes recommendations regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes and personal and professional backgrounds needed by the Company, consistent with applicable regulatory requirements.

The Board of Directors identifies nominees for director primarily based upon suggestions from current directors and executive officers. Director candidates are interviewed by the Board of Directors prior to being nominated. The full Board of Directors formally nominates candidates for director to be included in the slate of directors presented for shareholder vote. Other than these general guidelines and adherence to our bylaws, the Board of Directors does not have any formal procedures that it follows in connection with the director nominations process. The Board of Directors believes that its existing practice gives it the flexibility that it needs to best serve the interests of our shareholders.

Any Company shareholder entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. The Board of Directors will consider nominees recommended by shareholders based on the factors described above, although the Board has not actively solicited recommendations from shareholders nor has it established any formal procedures for this purpose other than as set forth in our bylaws. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend to the Board of Directors, c/o Secretary, Altrust Financial Services, Inc., 811 2nd Avenue S.W., Cullman, Alabama 35055-4222.

Code of Ethics

In 2004, the Bank adopted a code of ethics applicable to all Bank directors, officers and employees. This code of ethics is available without charge, upon written request to Peoples Bank of North Alabama, 811 2nd Avenue S.W., Cullman, Alabama 35055-4222. The Company intends to adopt a code of ethics similar to that currently in place at the Bank that will meet all applicable SEC requirements.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than ten percent (10%) of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent (10%) shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than ten percent (10%) beneficial owners were met by such persons with the exception of two Form 4s which were not timely filed by Timothy Walker regarding his transfer of 49,908 shares of our Common Stock.

Shareholder Communication

Shareholders who wish to communicate with the Board of Directors, a Board committee or any other directors or an individual director may do so by sending written communications addressed to the Board of Directors of Altrust Financial Services, Inc., designating a Board committee or such group of directors or individual director, c/o Secretary, Altrust Financial Services, Inc., 811 2nd Avenue S.W., Cullman, Alabama 35055-4222. All appropriate communications will be compiled by the Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the appropriate group of directors or individual director at the next regular meeting of the Board of Directors.

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials” filed with the SEC, subject to SEC Regulation 14A or 14C or subject to the liabilities of Section 18 of the Exchange Act.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2006, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with our independent auditors, Dixon Hughes PLLC, their judgments as to the quality (rather than just the acceptability) of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Dixon Hughes PLLC its independence from management and the Company, including the written disclosures, letter and other matters required of Dixon Hughes PLLC by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board that we retain Dixon Hughes PLLC as our independent auditors for 2007. The Company’s Board of Directors has approved and ratified such recommendation. In addition, the Audit Committee has approved the scope of non-audit services anticipated to be performed by Dixon Hughes PLLC in 2007 and the estimated budget for those services.

Audit Committee:

Jasper Estes, Chairman

Tim Walker

Brian Witcher

Alan Walker

Terry Walker

G. Whit Drake

April 30, 2007

BOARD COMPENSATION

The following table provides information concerning the compensation of the directors for 2006. Each director of the Company and Bank currently receives $1,000 per Company meeting attended, or 1,500 restricted shares, prorated based on meetings attended. Independent director members of the Executive Loan Committee receive $150 per meeting attended. Independent director members of the Audit Committee receive $350 per meeting attended. Independent director members of the EDP Steering Committee receive $150 per meeting attended. Independent director members of the ALCO Management Committee receive $150 per meeting attended. Independent director members of the Compliance Committee receive $150 per meeting attended. In 2006, aggregate fees paid to Company and Bank Directors totaled $103,140.

The Compensation Committee has determined that it will grant and the directors G. Whit Drake, Jasper Estes, Alan Walker, Tim Walker, Terry Walker, and Brian Witcher elected to receive, shares of restricted stock in lieu of cash for Company and Bank board meeting attendance effective for 2006. The awards will vest ratably over five years. These awards are based on level of attendance at board meetings from the 2006 Annual Meeting of shareholders to the 2007 Annual Meeting, and will be awarded immediately following the Annual Meeting.

If at least 80% of all of the Company’s board and committee meetings, up to a maximum of six meetings per year, are attended by the applicable director, up to 1,500 shares of restricted stock per director will be awarded, with the value determined based on the latest valuation performed for the Company’s ESOP. However, because the applicable period has not yet been completed, the amount of these awards are not presently determinable. Assuming that each of the directors electing to receive such awards attends each remaining scheduled board and committee meetings through the 2007 Annual Meeting, the expected amount of each such award is reflected in the table below in the column “Stock Awards.”

DIRECTOR COMPENSATION TABLE

FISCAL YEAR ENDING DECEMBER 31, 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(A) All Other Compensation ($)	Total ($)
DRAKE, WHIT	$750	$20,625					$21,375

DRAKE, TOM (A)	$13,200		$34,320				$47,520

ESTES, JASPER	$2,400	$20,625					$23,025

SHAW, ROY (A)	$15,150		$34,320				$49,470

WALKER, ALAN	$1,950	$20,625					$22,575

WALKER, TIMOTHY		$20,625					$20,625

WALKER, TERRY		$20,625					$20,625

WITCHER, BRIAN	$1,050	$20,625					$21,675

TOTALS	$34,500	$123,750	$68,640				$226,890

(A)	Messrs. Drake and Shaw retired from the Bank board in April 2006, and were awarded these options at the fair market value of $11.80. These shares were awarded in recognition of the valued services performed by these two last remaining original Bank founding directors, and for the value of their continued representation of the Company within the surrounding communities.

EXECUTIVE OFFICERS

James Robin Cummings. Mr. Cummings, 60, currently serves as the President, CEO and a director of the Company. He also serves as President, CEO and a director of the Bank. Mr. Cummings has served as President and CEO of the Bank for almost 20 years. Mr. Cummings has served as a director of the Bank since 1984 and has served as a director of the Company since its inception in 1985.

John Edwin Whitley. Mr. Whitley, 49, currently serves as the Executive Vice President of the Bank, a position he has held since March 2004. From May 2003 through March of 2004, Mr. Whitley served as Vice President of Intercept, Inc. and from September 1994 through November 2002, he served as Executive Vice President of Heritage Bank.

Kenneth Howard Weldon. Mr. Weldon, 55, an attorney, currently serves as Executive Vice President of the Bank and the Company and acts as in-house counsel for the Bank, positions he has held since 1996.

Morris Steven Stanford. Mr. Stanford, 44, currently serves as Executive Vice President—Commercial Lending of the Bank. Prior to joining the Bank in September 2002, Mr. Stanford served as Vice President of Commercial Loans for Regions Bank, a position he held for six years.

Lionel James Powell. Mr. Powell, 54, is currently the Chief Financial Officer and Executive Vice President of the Bank, a position he has held since August 2002. Mr. Powell also serves as the Chief Financial Officer and Treasurer of the Company. Prior to joining the Bank, Mr. Powell served as Controller and Chief Financial Officer of Elk River, Inc., a multinational manufacturer in the fall protection industry, from February 2001 to July 2002. Prior to joining Elk River, Inc., Mr. Powell served as Controller for R.E. Garrison Trucking, Inc. from November 1997 to January 2001.

Raymond O’Neal Lindsey. Mr. Lindsey, 70, currently serves as an Executive Vice President of the Bank, a position he has held since 2002. Prior to this, Mr. Lindsey served as an Executive Vice President at 1st Commercial Bank in Cullman, Alabama, where he served since 1993. Mr. Lindsey has over 35 years of experience in banking and finance.

Candace Nail Hooten. Ms. Hooten, 53, is an Executive Vice President in charge of consumer lending and loan operations for the Bank. Ms. Hooten returned to the Bank in October of 2001. From January through October of 2001 Ms. Hooten was the Office Manager of Clyde Hooten & Son Construction Company. Ms. Hooten was previously employed with the Bank, where she was one of the original founding employees at the Bank’s inception. Ms. Hooten has over 30 years of banking experience.

Debra Brown Goble. Ms. Goble, 45, currently serves as the Executive Vice President of the Bank, a position she has held since February 9, 2004, when she was rehired from Community Bank. From July 31, 2001 to February 9, 2004, Ms. Goble held various operational and accounting positions with Community Bancshares in Blountsville, Alabama. Prior to this Ms. Goble had been an employee with the Bank.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview

The Compensation Committee of the Company’s Board of Directors oversees the design and administration of the Company’s compensation programs. Because officers are compensated only for service at the Bank and not separately for services to the Company, these compensation programs effectively relate to the needs and goals of the Bank. The Compensation Committee’s members are appointed by the Board of Directors, and the Compensation Committee is currently entirely composed of three independent directors.

The Compensation Committee:

•	Establishes the Bank’s compensation philosophy;

•	Determines benefits and compensation for the CEO;

•	Reviews the CEO’s recommendations for benefits and compensation for officers other than the CEO; and

•	Approves benefits and compensation for officers other than the CEO.

Individuals not on the Compensation Committee, including advisors and executive officers, can make recommendations to the Compensation Committee. The Compensation Committee may consider such recommendations which recommendations are not binding on the Committee at its discretion.

The Compensation Committee met once in 2006, and approved the CEO’s recommendations for benefits and compensation for all bank officers. It also determined the salary and compensation and benefits for the CEO.

Executive Compensation Philosophy and Objectives

The Bank’s philosophy with respect to compensation holds to the following key principles:

•

The compensation program should attract, retain, and motivate key executives necessary for our current and long term success by providing a mix of base salary and equity awards, the value of which depend on such success; and

•	The compensation program should strive to align the interests of management and shareholders by rewarding service based on Company and individual performance.

Components of Compensation

Executive officer compensation is composed of base salary and potential incentive stock option awards. These decisions are generally based on the CEO’s recommendation to the Compensation Committee, which is developed and based on individual performance, overall Company performance in comparison to peer banks (based on comparable size or location in the Cullman area), and Company performance compared to prior periods’ performance. Generally, the CEO evaluates performance based on each individual’s job responsibilities and contributions over the years. The Compensation Committee reviews CEO performance. In establishing executive officer salaries and increases, the relationship of total compensation to comparable positions at peer banks is considered to move the Company closer to alignment with market salaries. Information regarding salaries paid in the market is obtained through examination of SEC filings, informal salary surveys and other means.

Base Salary

Our philosophy on providing a base salary to our named executive officers and other officers is to provide a base salary that is not subject to Company performance risk to help assure stability for the executives and thereby promote the Company goal of retaining and stabilizing executive leadership. Base salary is also important because we generally tie the amount of retirement contributions to base compensation.

Base salary increases have historically been made on an annual basis and are used to reflect additions for overall cost of living increases, changes in market rates, and to reflect an individual’s performance or changed responsibilities.

For 2006, our Company achieved record earnings, deposit and loan growth, and all officers received base salary increases in varying amounts for 2007, effective January 1, 2007. Specific information regarding salary of each of our named executive officers is provided in the tables below.

Long-Term Stock Incentives

We use the various alternative type awards allowed under our 2004 Long-term Incentive Plan to provide long-term performance incentives to our executive officers. We believe the use of equity compensation is important to provide long term incentive for performance and retention, as well as to align the interests of management with those of shareholders by providing for equity ownership over the long term. The Compensation Committee, taking into account the recommendations of the CEO, awards all grants under the Plan to executive officers. In the past, stock options have been granted, which are exercisable over a ten-year period at the fair market value per share on the date of grant. Options awarded in the past generally become exercisable in five years after the date of grant. Restricted stock awards will be used in the future as a replacement for stock option grants to ease the accounting burden and difficulties inherent with these option-type awards. Specific information regarding salary of each of our named executive officers is provided in the tables below.

Benefits

The Company offers an Employee Stock Ownership Plan (“ESOP”) which enables eligible employees of the Bank and Company subsidiaries to own Company stock. The ESOP is a non-contributory plan where the Company makes contributions based on a Board-approved discretionary percentage of participants’ base salary. Historically these percentages ranged from 10% to 25% but beginning in 2006 will be no more than 15% due to the payoff of the loan that leveraged the ESOP which occurred in 2006. The Plan requires that a majority of the Plan assets be invested in Company stock.

The Company provides health care and dental coverage to all full-time employees, paying for single coverage health and all dental premiums.

The Company also provides various paid holidays, personal paid days off and paid sick days based on personnel policy guidelines concerning increasing levels for years of service and level of employment grade.

Policy Relative to Code Section 162(m)

The Omnibus Budget Reconciliation Act of 1993 (Section 162(m) of the Internal Revenue Code) places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and our other individual executive officers in that year. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. Under our Long-Term Incentive Plan (“LTIP”), approved and adopted by the full board and our shareholders in April 2005, until the annual meeting of our shareholders in 2015, or until the LTIP is materially amended, awards granted under the LTIP will be exempt from the deduction limitations under Section 162(m) of the Code.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We do not have employment contracts, severance arrangements or change of control agreements with any of our named executive officers. Each named executive officer is an employee at will.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee are, and during the last fiscal year were, Alan Walker (Chairman), Jasper Estes, and Brian Witcher. No member of the Compensation Committee is an officer or employee of Altrust or Peoples Bank.

Members of the Compensation Committee have been customers of or had banking and financial transactions with Peoples Bank in the ordinary course of business during the last fiscal year. All outstanding loans and other transactions with officers and directors were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable loans with persons not related to the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Summary

In summary, the Compensation Committee believes that the Company’s compensation program is reasonable and monitored to be competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, Company and share value performance. The Compensation Committee reserves the right to adjust compensation levels and benefits as necessary to meet Company and shareholder objectives and market conditions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Alan Walker

Jasper Estes

Brian Witcher

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides information concerning the compensation of our Principal Executive Officer, Principal Financial Officer, and various other most highly compensated officers, (“named executive officers”) per Securities and Exchange Commission (“SEC”) guidelines, for our most recently completed fiscal year.

In the column “Salary”, we disclose the amount of base salary paid to the named executive officer during the applicable fiscal year. The only 2006 bonus was paid to Mr. Weldon, and was an incentive bonus based on achieving production goals regarding placement of certain levels of title insurance premiums.

In the “Option Awards” column, SEC regulations require us to disclose the award of options measured in dollars and calculated in accordance with FAS 123(R). Fair value per share in options is based on certain assumptions which are explained in our Footnote 8 to our audited financial statements, which are included in our Form 10-K filed with SEC on April 2, 2007, a copy of which is provided in with the shareholder proxy materials as our annual report to shareholders.

The Company provides an Employee Stock Ownership Plan (“ESOP”), a non-contributory plan that provides retirement , disability, and death benefits for eligible employees. For more details, please refer to Footnote 14 to our audited financial statements, which are included in our Form 10-K filed with SEC on April 2, 2007, a copy of which is provided in with the shareholder proxy materials as our annual report to shareholders. Estimated contributions, based on 10% of base salary for fiscal year 2006, are the only amounts listed in the column “All Other Compensation”. Also normally to be disclosed in this column is the sum of the dollar value of perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000. None of our named executives received such perquisites or personal benefits above this threshold level.

SUMMARY COMPENSATION TABLE

FISCAL YEAR ENDING DECEMBER 31, 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other (A) Compensation ($)	Total ($)
Robin Cummings, CEO/President	2006	213,269		20,625				24,417	258,311
	2005	206,923			19,236			32,551	258,710
	2004	204,490			20,748			41,728	266,966

Lionel Powell, CFO	2006	73,596			—			9,970	83,566
	2005	70,846			34,350			12,389	117,585
	2004	71,973			—			14,780	86,753

John Whitley, EVP	2006	137,066			—			20,295	157,361
	2005	132,486	1,500		—			26,158	160,144
	2004	102,525			81,750			26,842	211,117

Kenneth Weldon, EVP	2006	86,095	4,915		—			10,300	101,310
	2005	82,827	5,224		—			15,314	103,365
	2004	83,182	5,809		—			18,442	107,433

(A)	—A detail of the components of “All Other Compensation” are provided in the following table.

ALL OTHER COMPENSATION TABLE

FISCAL YEAR ENDING DECEMBER 31, 2006

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
Robin Cummings, CEO/President	2006	2,809			21,608			24,417
	2005	1,315			31,236			32,551
	2004	1,936			39,792			41,728

Lionel Powell, CFO	2006	2,373			7,597			9,970
	2005	1,532			10,857			12,389
	2004	678			14,102			14,780

John Whitley, EVP	2006	5,989			14,306			20,295
	2005	5,530			20,628			26,158
	2004	6,472			20,370			26,842

Kenneth Weldon, EVP	2006	1,537			8,763			10,300
	2005	1,832			13,482			15,314
	2004	978			17,464			18,442

2006 Grants of Plan-Based Awards

The Company, under the LTIP, has provided for an award of a maximum of 1,500 restricted stock shares to our CEO as part of his compensation package. These shares are to be awarded based on board meeting attendance, and are to be awarded before the shareholders’ meeting for 2007. These shares are to be valued at fair market value on the date of grant, which level of shares to be awarded and valuation is yet to be determined. Past grants of options were also awarded under the LTIP, and are also reflected on the following table.

GRANTS OF PLAN-BASED AWARDS TABLE

FISCAL YEAR ENDING DECEMBER 31, 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robin Cummings	11/1/05								8,400	9.40
	11/1/04								8,400	8.00

Lionel Powell	12/30/05								15,000	9.40

John Whitley	3/11/04								25,000	8.00

Outstanding Equity Awards

The following table lists outstanding stock option equity awards issued under our LTIP by year awarded by officer recipient, number of options awarded, exercise price, which was fair market value at date awarded, and expiration date for exercising. Most options awards, with the exception of Mr. Whitley’s, vest, or are exercisable, five years after the grant date, and expire ten years after award if not exercised. Mr. Whitley’s options vest 20% per year, starting on March 15, 2005.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

FISCAL YEAR ENDING DECEMBER 31, 2006

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Robin Cummings	6,000			7.75	3/24/08
	6,000			7.88	3/23/09
	8,400			8.18	3/23/10
	8,400			8.45	4/17/11
		8,400		8.50	4/11/12
		8,400		7.60	11/1/13
		8,400		8.00	11/1/14
		8,400		9.40	11/1/15

Lionel Powell		15,000		9.40	12/30/15

John Whitley(A)	10,000	15,000		8.00	3/11/14

(A)	—options vest 20% per year, starting 3/15/05

Mr. Cummings’ total options outstanding are valued at $252,720 based on our last ESOP shares valuation of $11.80 per share at December 31, 2005. These options would immediately become available for exercise on a change in control, death, or disability. Only those share options indicated as exerciseable above would be available on termination with or without cause as of December 31, 2006, and are valued at $116,640, again based on the December 31, 2005 ESOP valuation already mentioned.

Mr. Powell’s total options outstanding are valued at $36,000 based on the December 31, 2005 ESOP valuation mentioned above. These options would immediately become available for exercise on a change in control, death, or disability. No shares are exerciseable as of December 31, 2006, with all share options becoming exercisable on December 30, 2010. No options would be exerciseable on termination with or without cause.

Option Exercises and Stock Vesting Table

The following table lists options that were exercised by named executives and directors, and a retired director. No stock awards were granted. All options were awarded under either the current LTIPs for employees or directors, or prior plans that were existent at the date of awards. For further details, please refer to “Note 8—Stock Options”, in the Company notes to consolidated financial statements included under Item 8 in the Company 10-K for fiscal year ended December 31, 2006, filed with the SEC on April 3, 2007.

OPTION EXERCISES AND STOCK VESTED TABLE

FISCAL YEAR ENDING DECEMBER 31, 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robin Cummings	12,000	(A)

Kenneth Weldon	1,600	(B)

Tom Drake	12,000	$ 83,475

Alan Walker	12,000	$ 83,475

(A)	—Mr. Cummings exercised on January 26, 2006, his options on 12,000 shares. Exercise prices were $4.4375 on 6,000 option issued on 3/22/96, and $5.25 on 6,000 options issued on 3/14/97. Mr. Cummings could have realized a gain of $83,475 had he been able to sell the shares obtained, based on the last $11.80 per share ESOP valuation at December 31, 2005. The LTIP is a qualified plan for employees under the Internal Revenue Code (“IRC”), so Mr. Cummings’ exercise was not a taxable event to him until he actually sells the shares received.
(B)	—Mr. Weldon exercised on January 26, 2006, his options on 1,600 shares. Exercise price was $7.75 per share. Using the same ESOP valuation mentioned above of $11.80 per share, Mr. Weldon could have realized a gain of $6,480 if his shares could have been sold at the valuation price. These shares also qualified for recognition as a non-taxable event under the same IRC provisions.

The options exercised by the directors were issued under the non-qualified stock option plans for directors. Exercise of these options is a taxable event under IRC guidelines. Both Mr. Drake’s and Mr. Walker’s options were issued at the same time and at the same exercise prices as Mr. Cummings’ options above. For more details on these option plans, see “Note 8—Stock Options” in the notes to consolidated financial statements included under Item 8 in the Company 10-K filed on April 3, 2007 with the SEC.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

AND PRINCIPAL HOLDERS THEREOF

We are authorized to issue up to 10,000,000 shares of Common Stock. At April 5, 2007, the Company had 5,485,625 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only shareholders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof.

The following table sets forth certain information with respect to the beneficial ownership, as of the Record Date, of shares of Common Stock by (a) each of our directors, (b) our executive officers and the executive officers of the Bank, (c) all of our directors and executive officers, including executive officers of the Bank, as a group, and (d) all persons who beneficially own more than five percent (5%) of our outstanding Common Stock, and the percentage of the outstanding shares of Common Stock represented thereby. Except as otherwise noted, we believe that each of the persons listed has sole investment and voting power with respect to the shares included in the table. Unless otherwise indicated, the address of each beneficial owner listed below is: c/o Altrust Financial Services, Inc., 811 2nd Avenue S.W., Cullman, Alabama 35055-4222.

Shares Beneficially Owned at April 5, 2007

Name	Number	Percentage
Altrust Financial Services, Inc. Savings & ESOP Trust (1)	1,087,819	19.26%

Directors and Executive Officers:
James Robin Cummings (2)	281,310	4.98%
George Whit Drake	25,000	0.44%
Noel Jasper Estes (3)	51,856	0.92%
Debra Brown Goble	1,500	0.03%
Candace Nail Hooten	28,350	0.50%
Raymond O’Neal Lindsey	12,951	0.23%
Lionel James Powell	243	0.00%
Morris Steven Stanford	905	0.02%
Cecil Alan Walker (4)	372,341	6.59%
Terry Neal Walker (5)	366,632	6.49%
Timothy Dudley Walker (6)	285,888	5.06%
Brian Clark Witcher (7)	33,704	0.60%
Kenneth Howard Weldon (8)	6,500	0.12%
John Edwin Whitley	21,451	0.38%

	Shares Beneficially Owned
	Number	Percentage
All directors and executive officers as a group (14 persons) (excluding ESOP shares as to which beneficial ownership is disclaimed by the named individuals)	1,488,631	26.35%

All directors and executive officers as a group (14 persons) (including all ESOP shares)	2,576,450	45.61%

(1)	Brian Witcher, J. Robin Cummings and Kenneth Weldon are trustees of the Altrust ESOP. As members of the ESOP Administrative Committee, Messrs. Witcher, Cummings and Weldon have certain voting rights with respect to all of the shares held by the ESOP and may be deemed to have beneficial ownership of all 1,087,819 shares held by the ESOP. However, each of Messrs. Witcher, Cummings and Weldon disclaim beneficial ownership in the shares held by the ESOP.
(2)	Includes 75,681 shares held in the estate of Charlotte Cummings, spouse of Robin Cummings, and excludes the 1,087,819 shares held by the ESOP of which Mr. Cummings disclaims beneficial ownership, except for shares allocated to him under the ESOP at December 31, 2006, which are not included in the ownership totals above. See the following table for officer ESOP share holdings. Also included above are 37,200 shares subject to options currently exercisable within 60 days of April 5, 2007.
(3)	Includes 18,372 shares held in Mr. Estes’ IRA, 1,300 shares held as joint tenants with Mr. Estes’ wife, Martha Estes and 7,400 shares held in joint tenancy with Mr. Estes’ mother, Floye Estes.
(4)	Includes 56,029 shares held as joint tenants with Mr. Walker’s wife, Amy Walker, 12,200 shares held in an IRA for Mr. Walker, 6,500 shares held in an IRA for Amy Walker, 28,656 shares held in trust for Mr. Walker’s son, Lance Walker, 33,456 shares held in trust for Mr. Walker’s son, Trent Walker, 15,300 shares held of record by Mr. Walker’s wife, Amy Walker, and 37,200 shares subject to options that are currently exercisable within 60 days of April 5, 2007.
(5)	Includes 4,032 shares held in an IRA for Mr. Walker, 3,072 shares held in an IRA for Mr., Walker’s wife, Tressa Walker, 17,535 shares held in trust for Mr. Walker’s son, Tillman Walker, 28,456 shares held in trust for Mr. Walker’s daughter, Whitney Walker, and 5,700 shares held of record by Tressa Walker, and 37,200 shares subject to options that are currently exercisable within 60 days of April 5, 2007.
(6)	Includes 25,456 shares held in trust for Mr. Walker’s daughter, Chelsy Walker, 35,056 shares held in trust for Mr. Walker’s daughter, Heather Walker, 1,090 shares held in trust for Raegan Reese Walker, 1,090 shares held in trust for Kaylie Sway Dee Pickett, and 37,200 shares subject to options that are currently exercisable within 60 days of April 5, 2007.
(7)	Excludes the 1,087,819 shares held by the ESOP of which Mr. Witcher disclaims beneficial ownership.
(8)	Excludes 1,087,819 shares held by the ESOP of which Mr. Weldon disclaims beneficial ownership, except for shares directly allocated to him at December 31, 2006, but which are not included in the ownership totals above. (See following table of officer ESOP share holdings.)

Following is a table detailing estimated officer ESOP share holdings which are not included in ownership totals presented in the table above. The last ESOP valuation value of $11.80 as of December 31, 2005 was used for valuation purposes, and will change with any subsequent valuations received.

Officer ESOP Shares Ownership Table

% Vested	Officer	($11.80/share) Shares 12/31/05	2006 Estimated Employer Contribution	New Estimated Shares At $13.75	Estimated ESOP Shares 12/31/06
60.00%	Goble	3,582	$ 6,796	494	4,076
100.00%	Hooten	46,052	$ 7,949	578	46,630
100.00%	Lindsey	4,674	$ 6,905	502	5,176
60.00%	Powell	5,243	$ 7,597	553	5,796
40.00%	Stanford	4,363	$ 7,955	579	4,942
20.00%	Whitley	4,399	$ 14,024	1,020	5,419
100.00%	Cummings	129,896	$ 21,608	1,571	131,467
100.00%	Weldon	27,002	$ 8,758	637	27,639

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information relating to the Company’s equity compensation plans as of December 31, 2006:

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) ( c)
Equity compensation plans approved by security holders	412,000	$ 8.48	822,400
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	412,000	$ 8.48	822,400

PERFORMANCE GRAPH

The following line-graph compares the cumulative, total return on our Common Stock from December 31, 2001 to December 31, 2006, with that of the Nasdaq Index and the Southeastern Bank Index (assuming a $100 investment on December 31, 2001). The Southeastern Bank Index is an independent bank index of Southern banks prepared by The Carson Medlin Company. Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

Comparison of Five Year Cumulative Total Return

	2001	2002	2003	2004	2005	2006
Altrust Financial Services, Inc.	100	95	101	119	150	178
Southeastern Bank Index	100	124	168	193	199	230
Nasdaq Index	100	69	103	133	115	126

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Three of our directors, Alan Walker, Terry Walker and Tim Walker, own a company, Walker Brothers, Ltd. (“Walker Brothers”), which is engaged in the building and supplies business. The Bank and Walker Brothers have an existing business relationship involving construction services, leasing services and commercial lending. Since 1977, Walker Brothers Ltd. has provided construction and remodeling for all of the offices owned by the Bank. The amounts paid by the Bank to Walker Brothers under this business relationship were $23,170, $78,645, and $375,586 for the years ended December 31, 2006, 2005 and 2004, respectively, constituting less than 5% of Walker Brothers’ annual gross revenue. The Bank also leases its Baileyton branch office from Walker Brothers. The leased space is a unit in a commercial building located on Alabama Highway 69N in Baileyton, Alabama. The lease, entered into on April 1, 2004, has an initial term of two years, with the option to renew for an additional five years. The rent is $1,400.00 per month during the initial two year term of the lease, which amount will be re-negotiated at a maximum 6% increase the time of the first five year renewal of the lease.

Effective January 2005, we entered into two separate lease agreements with Walker Brothers to relocate our Arab operations center to Cullman, Alabama. These leases were for two separate parts in the same building—one for 2,880 square feet at a cost of $1,680 per month for a term of 36 months, and one for 3,120 square feet at a cost of $1,040 per month for 30-day renewable terms.

Certain of our directors, officers, and principal shareholders and their associates were customers of, or had banking and financial transactions with, the Bank in the ordinary course of business during 2006. Some of the Company’s directors or the directors of the Bank are directors, officers, trustees, or principal securities holders of corporations or other organizations which also were customers of, or had banking and financial transactions with, the Bank in the ordinary course of business.

All outstanding loans and other transactions with the directors, officers, and principal shareholders of the Company and the Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of credit extended to directors, executive officers, and principal shareholders as of December 31, 2006 was $6.2 million. It is expected that the Bank will continue to have similar transactions in the ordinary course of its business with such individuals and their associates in the future.

Preferred Real Estate Incorporated, a real estate appraisal firm owned by the daughter of Roy Shaw, Chairman of the Board of the Bank, performs real estate evaluations for loans secured by real estate for Southern Appraisal and the Bank on an as-requested basis. During the years ended December 31, 2006, 2005, and 2004, the Bank paid Preferred Real Estate Incorporated $0, $0, and $13,046, respectively, for services rendered. The combined amount of fees paid to Preferred Real Estate Incorporated from Southern Appraisal and the Bank represented 100% of Preferred Real Estate’s consolidated gross revenues for the year.

The Company strives to conduct our business activities and transactions with the highest level of integrity and ethical standards and in accordance with all applicable laws. We seek to avoid situations creating an actual or potential conflict between our interests and the personal interests of our officers and directors. Given that our operations are largely at the Bank, the Company believes that the Board of Directors of the Bank is the most effective entity to evaluate potential related party transactions. Pursuant to the Purchasing Policy adopted by the Bank, the Board of Directors of the Bank is responsible for reviewing and approving all related party transactions, other than lending transactions.

With respect to lending transactions, the Human Resources Code of Ethics Policy adopted by the Bank provides that directors and executive officers are required to comply with the provisions of Regulation O, “Loans to Executive Officers, Directors and Principal Shareholders of Member Banks” with respect to all lending relationships with the Bank. Additionally, the Code of Ethics requires the Chairman of the Board to review all loan applications submitted by family members of directors and officers. Generally, a “related person transaction” is a transaction in which the Bank is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related persons” include our executive officers, directors, and holders of more than 5% of our common stock, and any of their immediate family members.

The Board of the Bank or the Chairman, respectively, will only approve related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and are in the best interests of the Bank and the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed Dixon Hughes PLLC, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2007. Dixon Hughes PLLC became the independent auditors for the Company and its subsidiaries in May 2004, following the dismissal of Carr, Riggs & Ingram, LLC. The decision to replace Carr, Riggs & Ingram, LLC with Dixon Hughes PLLC was made by the Company’s Board of Directors, upon the recommendation of the Audit Committee, and was not based upon any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Dixon Hughes PLLC’s report on the Company’s financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Dixon Hughes PLLC has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries. Representatives of Dixon Hughes are expected to be present at the annual meeting and will have an opportunity to make a statement or answer appropriate questions.

During the years ended December 31, 2006 and December 31, 2005, the Company incurred (including those billed or expected to be billed) the following principal independent auditor fees from Dixon Hughes PLLC:

	2006	2005
Audit Fees (1)	$138,500	$139,020
Audit-Related Fees (2)	8,500	7,500
Tax Fees (3)	—	—
All Other Fees (4)	—	—

(1)	Includes fees related to the annual independent audit of the Company’s consolidated financial statements and reviews of the Company’s annual report on Form 10-K, review of the Company’s interim financial statements, issuance of consents, review of quarterly reports on Form 10-Q and services provided in connection with the Company’s filing of a Registration Statement on Form 10.
(2)	Fees incurred were for general accounting matters and related consultations and an employee benefit plan audit. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Dixon Hughes PLLC.
(3)	There were no tax fees billed to the Company by Dixon Hughes PLLC for 2006 and 2005.
(4)	There were no additional fees billed to the Company by Dixon Hughes PLLC for 2006 and 2005.

Pre-Approval Policy

The Audit Committee approves in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2.01(c)(7)(i).

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Dixon Hughes PLLC for the fiscal year ended December 31, 2006. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company’s financial statements are compatible with the independence of Dixon Hughes PLLC as the Company’s independent accountants.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any shareholder proposal intended to be presented at the 2008 Annual Meeting of Shareholders and to be included in the our Proxy Statement and form of Proxy relating to such meeting must be received by the Company no later than January 2, 2008, which is 120 calendar days before the one-year anniversary of the date the Company’s Proxy Statement. Any such proposal must comply in all respects with the rules and regulations of the SEC.

Any shareholder proposal not received at the Company’s principal executive offices by March 20, 2008, which is 45 calendar days before the one-year anniversary of the date the Company mailed this Proxy Statement to shareholders, will be considered untimely and, if presented at the 2008 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxy holders in the accompanying Proxy to vote in accordance with their judgment on such matters.

AVAILABILITY OF ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the SEC, including financial statements and schedules thereto, accompanies this Proxy Statement. Upon the written request of any person whose Proxy is solicited by this Proxy Statement, the Company will furnish to such person without charge (other than for exhibits) an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements and schedules thereto, as filed with the SEC. Such requests should be directed to Altrust Financial Services, Inc., 811 2nd Avenue S.W., Cullman, Alabama 35055-4222, Attn: Terry Walker, Secretary of the Board of Directors.

Proxy Solicitation Costs

The expense of preparing, printing and mailing this Proxy Statement and soliciting the Proxies sought hereby will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by officers, directors and employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, facsimile transmission or other electronic means. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares of the Company’s Common Stock as of the Record Date and will provide reimbursement for the cost of forwarding the Proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed Proxy card will help to avoid additional expense.

By Order of the Board of Directors

J. Robin Cummings
President and Chief Executive Officer

Cullman, Alabama

April 30, 2007

☒	PLEASE MARK VOTES REVOCABLE PROXY AS IN THIS EXAMPLE ALTRUST FINANCIAL SERVICES, INC.			For	With- hold	For All Except
	ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2007 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	Election of Robin Cummings, Whit Drake, Jasper Estes, Alan Walker, Terry Walker, Tim Walker and Brian Witcher as directors of the Company to serve a term of one (1) year.	☐	☐	☐
The undersigned hereby appoints the Board of Directors of Altrust Financial Services (the “Company”), and each of them to vote all of the shares of the Company standing in the undersigned’s name at the Annual Meeting of Shareholders of the Company, to be held at the Cullman Civic Center, 510 5th Street SE, Cullman, Alabama 35055, on Thursday, May 17, 2007 at 6:00 p.m. local time, and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.		2.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

In their discretion, such other business as may properly come before the meeting.

						☐
		PLEASE CHECK BOX IF YOU PLAN TO ATTEND è THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

+	+

Ù Detach above card, sign, date and mail in postage paid envelope provided. Ù

ALTRUST FINANCIAL SERVICES, INC.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted “FOR” election of the nominees to the Board of Directors.

The Board of Directors recommends a vote “FOR” election of the nominees to the Board of Directors.

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY

IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.